UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2013

PERVASIP CORP.

(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 South Broadway, Suite 400

White Plains, NY 10601

(Address of principal executive offices)

(914) 620-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))21723200

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2013, LV Administrative Services, Ltd., as agent acting on behalf of certain holders of debt, entered into an assignment and assumption agreement (the “Assignment Agreement”), as assignor, with NetCapital.com LLC (“NCC”), as assignee, which was filed on Form 8-K with the United States Securities and Exchange Commission on February 19, 2013.

Effective February 8, 2013, NCC assigned 100% of its right, title and interest in, to and under the Assignment Agreement to 112359 Factor Fund, LLC (the “Fund”) in exchange for the Fund's agreement to satisfy the payment obligations due under the Assignment Agreement.

Effective February 15, 2013, Pervasip Corp. (the “Company”) entered into a securities purchase agreement with the Fund pursuant to which the Company issued to the Fund (i) an amended convertible debenture in the principal amount of $6,043,850, which was immediately canceled (“Amended Note 1”), (ii) an amended and restated convertible debenture with an issuance date of November 30, 2005 and an amended principal balance of $1,000,000 (“Amended Note 2”), and (iii) an amended and restated convertible debenture with an issuance date of May 31, 2006 and an amended and restated principal balance of $1,000,000 (“Amended Note 3” and together with Amended Note 1 and Amended Note 2, the “Amended Notes”).

The Amended Notes were sold to the Fund, which is an “accredited investor” (as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Act”)), in exchange for the assignment to the Company of 100% of the Fund’s right, title and interest in, to and under the Amended Note 1, the assignment to the Company of 100% of Buyer’s right, title and interest in, to and under that certain convertible debenture dated December 26, 2012, and issued by the Company to Asher Enterprises, Inc., $150,000 in cash paid to the Company, and approximately $65,000 in transaction costs.

The following describes certain of the material terms of the financing transaction with the Fund. The description below is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K:

Amended Notes Maturity Date and Interest Rate. Absent earlier redemption with no redemption premium by the Company as described below, Amended Notes 2 and 3 mature on December 31, 2014 (the “Maturity Date”). Interest will accrue on the unpaid principal and interest on the notes at a rate per annum equal to six percent (6%) for Amended Note 2 and two percent (2%) for Amended Note 3.

Payment of Interest and Principal. Principal and interest payments on Amended Note 2 can be made at any time by the Company, or the Fund can elect at any time to convert any portion of Amended Note 2 into shares of common stock of the Company, par value of $0.001, (the “Common Stock”) at 100% of the market price (as defined) subject to a limit of 4.99% of the Company’s outstanding shares of Common Stock. Amended Note 3 converts into ten percent (10%) of the outstanding shares of Common Stock of the Company upon the full payment of Amended Note 2, subject to a maximum of 100,000,000 shares. Any principal or interest amount can be paid in cash.

Amended Note 1. Amended Note 1 amends and restates in its entirety outstanding debt securities issued by the Company on May 31, 2006, September 28, 2007, May 28, 2008, October 29, 2008, February 18, 2009, October 6, 2009, and November 5, 2009 to Laurus Master Fund Ltd., or its affiliates (“Laurus”) for an aggregate total amount of $6,043,850. The Amended Note 1 was cancelled by the Fund and marked “Paid in Full” on February 15, 2013.

Amended Note 2. Amended Note 2 amends and restates in its entirety (and is given in substitution for and not in satisfaction of) that certain $2,000,000 Secured Term Note made by the Company in favor of Laurus on November 30, 2005. The principal changes effected in Amended Note 2 are the reduction in the interest rate to six percent (6%) per annum, the change in the maturity date from September 28, 2010 to December 31, 2014 and the ability of the holder to convert the note into shares of the Company’s common stock at 100% of the volume weighted average trading price of the Common Stock, as defined.

Amended Note 3. Amended Note 3 amends and restates in its entirety (and is given in substitution for and not in satisfaction of) that certain $1,700,000 Secured Term Note made by the Company in favor of Laurus on May 31, 2006. The principal changes effected in Amended Note 3 are the reduction in the interest rate to two percent (2%) per annum, the change in the maturity date from September 28, 2010 to December 31, 2014 and the ability of the holder to convert the note into shares of the Company’s Common Stock at a price of $0.01.

Security for Notes. The Amended Notes are secured by a blanket lien on substantially all of the Company’s assets pursuant to the terms of security agreements executed by the Company and its subsidiaries in favor of the Fund. In addition, the Company’s Chief Executive Officer and Chief Information Officer have pledged their combined voting control of the Company pursuant to a stock pledge agreement executed by the two officers in favor of the Fund, to further secure the Company’s obligations under the Amended Notes. If an event of default occurs under the security agreement, the stock pledge agreement or the Amended Notes, the secured parties have the right to accelerate payments under such promissory notes and, in addition to any other remedies available to them, to foreclose upon the assets securing such promissory notes.

Restrictions on Stock Conversions and sales. The Fund is entitled to receive shares of Common Stock upon the submission to the Company of a conversion notice so long as such receipt of shares of Common Stock does not cause the Fund to beneficially own in excess of 4.99% of the outstanding shares of Common Stock on the date of the conversion. The Fund is not allowed to sell shares of Common Stock in excess of twenty percent (20%) of the trading volume of the Common Stock, measured on a monthly basis.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the terms of the sale of the Amended Notes to the Fund.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities.

Please see Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the terms of the issuance the Amended Notes and the associated excersisability features. The Amended Notes were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and the Fund represented to us that it was an “accredited investor,” as defined in the Act.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On March 4, 2013, the Company issued a press release announcing the sale of the Amended Notes, and the cancellation of Amended Note 1. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number Documents

10.1	SECURITIES PURCHASE AGREEMENT by and between PERVASIP CORP. and 112359 FACTOR FUND, LLC, effective February 15, 2013.
10.2	AMENDED AND RESTATED CONVERTIBLE DEBENTURE numbered PVSP – 59FF 001, with an issuance date of NOVEMBER 30, 2005, and an amended and restated principal balance of $1,000,000.
10.3	AMENDED AND RESTATED CONVERTIBLE DEBENTURE numbered PVSP – 59FF 002, with an issuance date of MAY 31, 2006, and an amended and restated principal balance of $1,000,000.
99.1	Press release of Pervsaip Corp. dated March 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: March 6, 2013	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer